UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2014

Old National Bancorp

(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 464-1294

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 12, 2014, Old National Bancorp (“Old National”) entered into an Underwriting Agreement with Sandler O’Neill + Partners, L.P., for the issuance and sale of $175,000,000 aggregate principal amount of its 4.125% Senior Notes due 2024 (the “Offering”). The Offering is more fully described in a preliminary prospectus supplement dated August 11, 2014 to the prospectus dated June 6, 2014 filed with the Securities and Exchange Commission as part of Old National’s Registration Statement on Form S-3 (Registration No. 333-196587) filed on June 6, 2014. Old National has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning Old National and the Registration Statement related to the Offering. Old National also has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On August 12, 2014, Old National issued a press release announcing the pricing of the Offering, a copy of which has been attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 1.1	Underwriting Agreement, dated August 12, 2014, between Old National Bancorp and Sandler O’Neill + Partners, L.P.

Exhibit 99.1	Press Release issued by Old National Bancorp dated August 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

August 12, 2014	By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Legal Counsel and Corporate Secretary